As filed with the Securities and Exchange Commission on February 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	26-3632015
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

2015 Employee Stock Purchase Plan

(Full titles of the plans)

Kathryn Haviland

President and Chief Executive Officer

Blueprint Medicines Corporation

45 Sidney Street

Cambridge, Massachusetts 02139

(Name and address of agent for service)

(617) 374-7580

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Kingsley L. Taft, Esq.

Danielle M. Lauzon, Esq.

Yasin Akbari, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑ Non-accelerated filer ◻	Accelerated filer ◻ Smaller reporting company ◻ Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.◻

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the 2015 Stock Option and Incentive Plan the 2015 Employee Stock Purchase Plan (as amended, the “2015 ESPP”) of Blueprint Medicines Corporation (the “Registrant”) is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement on Form S-8 incorporates by reference the contents of (i) the Registration Statement on Form S-8 (File No. 333-203749) filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2015 by the Registrant, relating to the 2015 ESPP, (ii) the Registration Statement on Form S-8 (File No. 333-210125) filed with the SEC on March 11, 2016 by the Registrant, relating to the 2015 ESPP, (iii) the Registration Statement on Form S-8 (File No. 333-216575) filed with the SEC on March 9, 2017 by the Registrant, relating to the 2015 ESPP, (iv) the Registration Statement on Form S-8 (File No. 333-223131) filed with the SEC on February 21, 2018 by the Registrant, relating to the 2015 ESPP, (v) the Registration Statement on Form S-8 (File No. 333-229885) filed with the SEC on February 26, 2019 by the Registrant, relating to the 2015 ESPP, (vi) the Registration Statement on Form S-8 (File No. 333-236421) filed with the SEC on February 13, 2020 by the Registrant, relating to the 2015 ESPP, (vii) the Registration Statement on Form S-8 (File No. 333-253215) filed with the SEC on February 17, 2021 by the Registrant, relating to the 2015 ESPP, (viii) the Registration Statement on Form S-8 (File No. 333-262800) filed with the SEC on February 17, 2022 by the Registrant, relating to the 2015 ESPP, (ix) the Registration Statement on Form S-8 (File No. 333-269844) filed with the SEC on February 17, 2023 by the Registrant, and (x) the Registration Statement on Form S-8 (File No. 333-280405) filed with the SEC on February 16, 2024,  in each case, except for “Item 8. Exhibits” with respect to which the Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File No.	Exhibit Number	Filing Date
3.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant	10-Q	001-37359	3.1	November 9, 2015
3.2	Amended and Restated Bylaws, as amended on November 30, 2022, of the Registrant	8-K	001-37359	3.1	December 6, 2022
4.1	Specimen Common Stock Certificate	S-1/A	333-202938	4.1	April 20, 2015
5.1	Opinion of Goodwin Procter LLP, counsel to the Registrant				*
23.1	Consent of Ernst & Young LLP, an independent registered public accounting firm				*
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)				*
24.1	Power of attorney (included on the signature pages of this registration statement)				*
99.1	2015 Employee Stock Purchase Plan	10-K	001-37359	10.3	February 13, 2020
107	Filing Fee Exhibit				*

*   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 13th day of February, 2025.

BLUEPRINT MEDICINES CORPORATION

By:	/s/ Kathryn Haviland
Kathryn Haviland
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Blueprint Medicines Corporation, hereby severally constitute and appoint Kathryn Haviland and Michael Landsittel, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Blueprint Medicines Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kathryn Haviland	President, Chief Executive Officer and Director	February 13, 2025
Kathryn Haviland	(Principal Executive Officer)

/s/ Michael Landsittel	Chief Financial Officer	February 13, 2025
Michael Landsittel	(Principal Financial Officer)

/s/ Ariel Hurley	Vice President, Finance and Controller	February 13, 2025
Ariel Hurley	(Principal Accounting Officer)

/s/ Jeffery W. Albers	Chairman of the Board	February 13, 2025
Daniel S. Lynch

/s/ Daniella Beckman	Director	February 13, 2025
Daniella Beckman

/s/ Alexis Borisy	Director	February 13, 2025
Alexis Borisy

/s/ Lonnel Coats	Director	February 13, 2025
Lonnel Coats

/s/ Habib Dable	Director	February 13, 2025
Habib Dable

/s/ Mark Goldberg	Director	February 13, 2025
Mark Goldberg, M.D.

/s/ Nicholas Lyndon	Director	February 13, 2025
Nicholas Lyndon, Ph.D.

/s/ Lynn Seely	Director	February 13, 2025
Lynn Seely, M.D.

/s/ John Tsai	Director	February 13, 2025
John Tsai, M.D.